EXHIBIT 10.12

First Amendment to Industrial

Real Estate Sublease

Between

NATIONAL DISTRIBUTION AGENCY, INC.

a Delaware corporation

as

LANDLORD OR SUBLESSOR

and

WINCUP HOLDINGS, INC.

a Delaware corporation

as

TENANT OR SUBLESSEE

Effective February 8, 2005

First Amendment

To Industrial Real Estate Sublease

The parties hereto are presently party to an existing sublease dated February 1, 1998, covering premises described in Exhibit “A” hereto wherein NATIONAL DISTRIBUTION AGENCY, INC., a Delaware corporation, the “Landlord “ or “Sublessor”, and WINCUP HOLDINGS, INC., a Arizona corporation, is the “Tenant “ or “ Sublessee”, which expires February 28, 2005 by its terms (herein the Base Sublease).

The parties desire to continue the tenancy relationship described in the Base Sublease for an additional term of seven (7) years from March 1, 2005, through February 29, 2012, inclusive, with provisions as hereinafter provided, including certain provisions of the Base Sublease, as modified herein, and otherwise incorporated herein by reference.

The applicable provisions of the Base Sublease are incorporated herein where the word “Incorporated” appears after the title of a particular Base Sublease section. For those provisions herein in which the word “Incorporated” does not appear, the provisions of the Base Sublease are amended, modified and supplanted by the terms set forth thereunder.

Landlord leases a multi-building, multi-tenant real property located at 211 West Cutting Boulevard, Richmond, California (“the Premises”). Specifically, the Premises includes a building which is subdivided into two units of 133,000 and 103,600 square feet, a building of 10,000 square feet, a building of 3,800 square feet and a building of 3,000 square feet. This Agreement constitutes a sublease of a portion of the Premises (the “Property”) between Landlord and Tenant, which Sublease is herein referred to as the “Lease” or the “Sublease”. This Lease is subject to that certain lease between Montgomery Ward & Co., Incorporated and Sacramento Sproule Lane Corporation dated January 15, 1975 (the “Master Lease”). On or about November 27, 1985, Landlord assumed the rights in the Master Lease from Montgomery Ward & Co., Incorporated. At some point after January 15, 1975, ownership of the Premises was transferred from Sacramento Sproule Lane Corporation to Baird Investment Company and the Sylvia Baldwin Mansfield Trust Dated November 21, 1975, as amended and reinstated April 18, 2002.

Landlord warrants and represents to Tenant that the Master Lease has not been amended or modified except as expressly set forth herein. As Tenant has been advised, in connection with various disputes between Landlord and the Master Lessor, at various times the Master Lessor has alleged that Landlord is in default of the Master Lease. However, Landlord disputes and has always disputed any such default and Landlord is unaware of any facts which Landlord believes would sustain a finding of default by Landlord on the Master Lease in a court of law. Landlord is making commercially reasonable efforts to avoid default under the terms of the Master Lease.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Landlord were the lessor thereunder, Tenant the lessee thereunder, and the Property, a portion of the Premises, except to the extent modified herein and not inconsistent with the Master Lease; provided, however, that

Tenant acknowledges that its rights under this Sublease are subject to Landlord’s rights under the Master Lease during the Term to the extent that such obligations are applicable to the Property, except that the obligation to pay rent to the Master Lessor under the Master Lease shall be considered performed by Tenant to the extent and in the amount rent is paid to Landlord in accordance with Section 1.12 of this Sublease. Neither Landlord nor Tenant shall commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Landlord shall exercise due diligence in attempting to cause the Master Lessor to perform its obligations under the Master Lease for the benefit of Tenant. If the Master Lease terminates this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease provided however, that if the Master Lease terminates as a result of a default or breach by Landlord or Tenant under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damage attributable to such default or breach and suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Landlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Landlord shall not constitute a default or breach hereunder provided that Tenant receives a pro rata portion of any proceeds, or other remuneration, if any, which Landlord receives as a result of such termination.

As a condition precedent to Tenant’s obligations under this Amendment, Landlord shall deliver to Tenant a Non-Disturbance Agreement, in the form attached hereto as Exhibit “B,” executed by Landlord and the Master Lessor. Thereafter, Tenant shall promptly execute such agreement and return a fully-executed copy to Landlord.

NOW, THEREFORE, in consideration of Tenant’s lease of the Property and the mutual undertakings, covenants, promises and agreements of the parties, IT IS AGREED AS FOLLOWS:

1. Definitions

All provisions of this Article of the Base Lease are incorporated herein in full except as indicated below:

ARTICLE ONE: BASIC TERMS

This Article One contains the basic terms of this Lease between the Landlord and Tenant named below. Other Articles, Section and Paragraphs of the Lease referred to in this Article One, explain and define the basic terms in order to be read in conjunction with the Basic Terms.

Section 1.01.	Date of Lease: March 1, 2005

Section 1.02.	Landlord (include legal entity) - Incorporated.

Section 1.03.	Tenant (include legal entity) - Incorporated.

Section 1.04.	Property: The Property is part of a Multi-Tenant Real Property leased to Landlord under the Master Lease, and described or depicted in Exhibit “A”. The Premises includes the land, the buildings, and all of their improvements located on the land, and the common areas described in Paragraph 4.05. The Property is located at 211 W. Cutting Blvd, Richmond, CA, and includes 142,216 square feet of warehouse space, including 2,400 square feet of offices, in the Western portion of the Premises, as more fully reflected in Exhibit “A”, and outlined in red.

Section 1.05.	Lease Term: Seven (7) years and zero (0) months, beginning on March 1, 2005, or such other date as specified in this Lease, and ending on February 29, 2012. In addition, Tenant shall have the option to renew, as more fully provided in Rider “3”, attached and incorporated herein by reference.

Section 1.06.	Permitted Uses: Incorporated.

Section 1.07.	Tenant’s Guarantor: Radnor Holdings Corporation, Radnor Financial Center, 150 Radnor Chester Road, Suite A300, Radnor, PA 19087-5292.

Section 1.08.	Brokers:

Landlord’s Broker: Seagull Properties, Ltd.
Tenant’s Broker: Equis Corp.

Section 1.09.	Commission Payable to Landlord’s Broker: - Incorporated.

Section 1.10.	Initial Security Deposit: (See Section 3.03), Twenty-one Thousand Eight Hundred Sixty-five ($21,865.00) in excess of the Initial Security Deposit of Thirty Thousand Forty-Four ($30,044) set forth in Section 1.10 of the Base Sublease, which shall be due and payable within thirty days of the Landlord’s delivery of the 38,616 square feet located in the eastern unit of the Property (hereinafter referred to as the “Ford” space. Such delivery shall be made by way of a letter from Landlord to Tenant confirming that the “Ford” space may be occupied by Tenant.

Section 1.11.	Vehicle Parking Spaces Allocated to Tenant: (See Section 4.05). Forty (40) unassigned parking spaces allocated to Tenant.

Section 1.12.	Rent and Other Charges Payable by Tenant:

(a)	Base Rent

Months	Rate - psf/mth/nnn	Amount per month	Abated Mo. Rent
01	$0.00	$0.00	no rent paid
02 – 12	$.365	$51,909.00
13 – 24	$.375	$53,331.00
25 – 36	$.385	$54,753.00
37 – 48	$.395	$56,175.00
49 – 60	$.405	$57,597.00
61 – 72	$.415	$59,020.00
73 – 84	$.425	$60,442.00
85 – 120	Shall be adjusted annually with a minimum increase of 3% per annum and a maximum increase of 5% per annum, according to the CPI Index, All Urban Consumers, All Items (1982-84 = 100) for the San Francisco-Oakland-San Jose,
	Ca. area as of March of the year of adjustment, as compared to March of the previous year.

The rates payable hereunder are more fully set forth in Lease Rider “1”, attached and incorporated herein by reference, and as referred to in Lease Rider “2”, also attached and incorporated herein by reference.

In the event that Landlord is in default under the Master Lease and either Landlord or Tenant receive notice of such default from the Master Lessor, under the Master Lease, Tenant shall have the right (without any obligation to do so), to pay rent provided in this Section, and all of the sums due Landlord hereunder, directly to the Master Lessor, to the extent of the balance due and owing to Master Lessor from Landlord.

(b)	Other Periodic Payments included as a Rent: (I) real property taxes (see Section 4.02); (ii) utilities (see Section 4.03); (iii) insurance premiums (see Section 4.04); and (iv) tenant’s initial pro rata share of common area expenses (see Section 4.05); (v) impounds for insurance premiums and property taxes (see Section 4.08); (vi) maintenance, repairs and alterations, (see Article Six).

Section 1.13.	Landlord Share of Profit on Assignment or Sublease: Incorporated.

Section 1.14.	Riders: Rider No. 1-Base Rent Schedule
Rider No. 2-Tenant Improvement Allowance and Installation of Improvements.
Rider No. 3-Option to Renew
Rider No. 4-Hazardous Materials Disclosure Certificate
Rider No. 5- Outstanding Roof Replacement Obligation

ARTICLE TWO: LEASE TERM

Section 2.01.	Lease of Property or Lease Term - Incorporated.

Section 2.02.	Delay in Commencement -

In the event that Landlord does not deliver the “Ford” space, or complete fence installation by March 1, 2005, Tenant will receive a partial rent abatement. The Ford space abatement will be computed by multiplying the square footage of the space by the base rental rate per month for the amount of days that the space remains unavailable. By way of example, if the three (3) bays in the Ford space (38,616 s.f.) are not available until April 1, 2005, then WinCup would not have to pay rent on that portion of space (i.e. $.365 psf/mth/nnn X 38,616 s.f. = $14,094.84) for the month of March, 2005. In addition to said rent abatement, so long as Landlord does not deliver the “Ford” space, Tenant’s obligation to pay a proportionate share of certain costs set forth in Article Four of this Lease shall be reduced from 56.12% of such costs to 40.88% of such costs. In the case of late fence installation, the Landlord will pay Tenant a one-time lump sum penalty fee of $5,000 if the fence is not installed within two weeks of the execution of a document confirming the availability of the “Ford” space and a date upon which the Landlord will be able to deliver the “Ford” space as provided in Section 1.10. Thereafter, it will be the Tenant’s responsibility to contract to install the chain link security fence. (Landlord will pay for the chain link fence, irrespective of who chooses the contractor to perform the work.)

In the event that Landlord does not deliver the “Ford” space by September 1, 2005, Tenant shall have the option of terminating the Lease in its entirety and upon thirty (30) days advance notice. Said option shall terminate January 31, 2006.

Section 2.03.	Early Occupancy - Incorporated.

Section 2.04.	Holding Over. If Tenant fails to vacate the Property at the end of the term, then Tenant shall be a Tenant at Sufferance, and, in addition to all of the damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other rent, base rent equal to two hundred (200%) percent of the Base Rent payable beginning with the last month of the term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 2.04 shall not be deemed or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Property upon the termination of expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, cost (including reasonable attorney’s fees), and liability resulting from such failure, including any claims made by any succeeding Tenant founded upon such failure to surrender, and any loss of profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month Tenant, and Tenant shall pay, in addition to the other rent, Base Rent equal to one hundred twenty (120%) percent of the Base Rent payable beginning with the last month of the term.

ARTICLE THREE: BASE RENT.

Section 3.01.	Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent of the amount stated in paragraph 1.12 (a) above, for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction, or prior demand. The Base Rent shall be payable to Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.02.	Cost of Living Increases. Incorporated.

Section 3.03.	Security Deposit Increases.

(a)	Incorporated.

(b)	At each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial security deposit for the initial Base Rent, provided Landlord gives Tenant 30 days prior written notice of security deposit increase prior to increase in Base Rent.

Section 3.04.	Termination; Advance Payments. Incorporated.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

Section 4.01.	Additional Rent. Incorporated.

Section 4.02.	Property Taxes.

(a)	Real Property Taxes. Incorporated
Add to the end of the paragraph “Landlord agrees to forward Tenant all invoices for real property taxes within five (5) business days of Landlord’s receipt thereof.”

(b)	Definition of “Real Property Tax”. Incorporated. Add “or local income taxes” to the end of the last sentence.

(c)	Joint Assessment. See Section 4.05(d)(i) of this Lease. Tenant’s share of such real property tax shall be 56.12% of the total amount assessed on the Premises.

(d)	Personal Property Taxes. Incorporated.

(e)	Limitation. Notwithstanding anything to the contrary in this Lease, Tenant’s liability for real property taxes shall be capped as set forth in Section 4.05 (d) (i) of this Lease.

Section 4.03.	Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal, and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services, and Tenant shall pay its share to Landlord within fifteen (15) days after receipt of Landlord’s written statement. Tenant’s share of such utilities shall be 56.12% of the total charge to the Premises. (142,216 s.f. divided by 253,400 s.f.).

Section 4.04.	Insurance Policies.

(a)	Liability Insurance. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance), insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property and Tenant’s operations at the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be Two Million Dollars ($2,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards with respect to commercial property in the Northern California area, reasonable recommendation of Landlord’s professional insurance advisors and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a), shall insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant and is subject to a joint waiver of subrogation by Landlord and Tenant. The amount and coverage of such insurance shall not limit Tenant’s liability, nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount, and with coverage determined by Landlord, insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Premises. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)	Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord’s insurance policies maintained pursuant to this Section 4.04, in an amount that is currently $25,000 and will not exceed Fifty Thousand Dollars ($50,000), during the Lease Term. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c)	Payment of Premiums. Incorporated. Tenant shall pay for liability insurance premiums as itemized in Section 4.04(a) above. Tenant shall be subject to a cap for property and rental income insurance, as itemized in Paragraph 4.04(b) above, as further delineated in Section 4.05(d)(i) of this Lease.

(d)	General Insurance Provisions. Incorporated.

Section 4.05.	Common Areas; Use, Maintenance and Costs.

(a)	Common Areas. Incorporated.

(b)	Use of Common Areas. Incorporated.

(c)	Specific Provision re: Vehicle Parking. Incorporated.

(d)	Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Premises, in Landlord’s sole reasonable discretion, as a first-class industrial/commercial real property development.

Tenant shall pay Tenant’s pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than Tenants’, or other tenant’s, signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker’s compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement, paving and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord’s supervision of the Common Areas (not to exceed three percent (3%) of the gross rents (i.e. aggregate base rents plus net to gross expenses less management fee) of the Premises for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the costs of such services shall be included in Common Area costs.

(i)	Real Estate Taxes and Operating Expenses:
Certain estimated net to gross expenses are summarized below and shall not exceed $.11484 per square foot per month for the lease year 3/1/05 to 2/28/06. In no way shall Tenant deem these costs to be fixed, except for the first Lease year on an aggregate basis, as these costs are subject to change, and subject to the cap below for all remaining Lease years. Expenses for utilities shall be a separate and distinct obligation of Tenant and shall be pro rated on a basis of square footage occupied to the total area of the Premises (142,216 s.f. divided by 253,400 s.f. = 56.12%). However, net to gross expenses #1 to #6 shall be “capped” at a 3.5% increase of the preceding year. The Management Fee shall be scheduled at 3% of gross rents, (i.e., base rent, plus net to gross expenses, minus management fee) for the Premises each year, and shall be paid as part of the Common Area expenses by Tenant on a monthly basis by Tenant to Landlord. The specific net to gross expenses for the Premises set forth in the box below, including, without limitation, the Common Areas, shall be capped as follows for the Lease year 3/1/05 to 2/28/06.

Expense	Cost per sq. ft. per month
1. Real Property Taxes; Personal property taxes relating to personal property in Common Areas not owned by Tenant	$.03032

2. Insurance procured by Landlord	$.01352

3. General Maintenance, Repairs and Alterations for the benefit of tenants, including Tenant, other than maintenance and repairs that Tenant is required to perform or alterations that Tenant undertakes; Landlord agrees to not undertake any voluntary alterations that do not benefit Tenant	$.00871

4. Painting, Maintenance, Repair and Set Aside	$.00180

5. Roof/Sky Light Maintenance, Repair and Set Aside	$.03872

6. Paving Maintenance, Repair and Set Aside	$.00786

7. Management Fee	$.01391

Total	$.11484

(e)	Tenant’s Share and Payment. Please see Section 4.05(d)(i) of this Lease. Despite the “capped” nature of Items #1-6 above Tenant will still be responsible for paying for other expenses delineated in Section 4.05 (d), and 6.03 of the Lease, including, but not limited to: fees for required licenses and permits, maintenance not related to items 4 through 6 above, interior painting, lighting, cleaning, refuse removal, electrical, plumbing, HVAC, mechanical, security and similar items, other than those set forth in items 1 through 6 above, which are typical Tenant expenses in a Triple Net Lease. However, all plumbing, electrical, office and warehouse lighting, dock doors/systems and other components in the 38,616 s.f. to be occupied by WinCup in the “Ford” space, shall be in good operating condition as of the Sublease commencement date, provided Tenant delivers a written list to Landlord within one (1) month of Tenant’s occupancy of the “Ford” space, stating that any of the items listed in this sentence, are in need of repair.

(f)	Sprinklers. Notwithstanding anything to the contrary in this Lease, Tenant will not be liable for any costs associated with Sprinkler system repairs for the Premises during the Lease term.

(g)	Other than the items set forth in Tenant’s inspection report of January 18, 2005 by BN Builders, Inc., issues regarding the Sprinkler system and leakage from the roof, Landlord is unaware of any other maintenance or repair problems at the Property.

Section 4.06.	Late Charges. Incorporated.

Section 4.07.	Interest on Past Due Obligations. Incorporated.

Section 4.08.	Impounds for Insurance Premiums and Real Property Taxes. Incorporated.

ARTICLE FIVE:	USE OF PROPERTY

Section 5.01.	Permitted Uses. Incorporated.

Section 5.02.	Manner of Use. Incorporated.

Section 5.03.	Hazardous Materials.

(a)	Hazardous Materials Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Rider “4”. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Materials (as defined in Section 5.03(j) hereof) which will be made and/or used on the Premises by Tenant and other information relating solely to the Property. Landlord shall request in writing each year that Tenant fill out a Hazardous Materials Certificate (the “HazMat Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord. The HazMat Certificates required hereunder shall be substantially in the form attached hereto as Rider No. 3. In the event that Landlord does not make a written request to Tenant for the Hazardous Materials Certificate, Tenant shall not be obligated to provide the Certificate to Landlord.

(b)	Compliance with Laws. During the Term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 5.03(j) below) applicable to the operation or use of the Property, will cause all other persons occupying or using the Property to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Property.

(c)	No Generation. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials on the Property, or transport or permit the transportation of Hazardous Materials to or from the Property except for limited quantities used or stored at the Property and required in connection with the routine operation and maintenance of the Property, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

(d)	Environmental Assessment. At any time and from time to time during the Term of this lease, but not more often than once per calendar year during the Term, Landlord may perform an environmental site assessment report concerning the Property, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Property. Tenant shall grant and hereby grants to Landlord and its agents access to the Property upon twentyfour (24) hours advance notice and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. If such assessment report indicates the presence of Hazardous Materials caused or permitted by Tenant other than those permitted under Section 5.03(c) above, then such report shall be at Tenant’s sole cost and expense, and the cost of such assessment shall be due and payable within thirty (30) days of receipt of an invoice therefor.

(e)

Environmental Claims. Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 5.03(j)) against Tenant relating to the Premises; (2) any condition or occurrence on the Premises that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Property, provided, however, that none of the foregoing shall require Tenant to notify Landlord of conditions on the 38,616 s.f. to be occupied by WinCup in the “Ford” space existing as of the date hereof or conditions arising out of the acts or omissions of third parties unless, in the latter case, Tenant has actual knowledge of them. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Property with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and any reports of any such Environmental Claim as may reasonably be requested by Landlord.

(f)	No Change in Use. Tenant will not change or permit to be changed the present use of the Property unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Property except for those described in Section 5.03(c) above.

(g)	Indemnity. Tenant agrees to indemnify, defend and hold harmless the Landlord from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Materials on the Premises which is caused or permitted by Tenant and (ii) any Environmental Claim relating in any way to Tenant’s operation or use of the Property (the “Hazardous Materials Indemnified Matters”). The foregoing indemnity shall not include any Hazardous Materials that were located at the Premises on the Commencement Date, nor any Hazardous Materials placed on the Premises by Landlord its employees, agents or contractors, nor any Hazardous Materials which are found at the Premises as a result of historic or current activities.

The provisions of this Section 5.03(g) shall survive the expiration or sooner termination of this Lease. The Landlord shall provide Tenant with prompt written notice of any claim, along with details and supporting evidence regarding such claim. Tenant, in its sole discretion, may undertake the defense of any claim. Landlord shall not settle any claim without Tenant’s prior written consent.

(h)	Payment on Indemnified Matters. To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Landlord.

(i)	Interest. All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate (i.e. 7% per annum) from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be due and payable within thirty (30) days of Landlord’s written demand therefor.

(j)

Definitions. (a) “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic, gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or

Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 :U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; and (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

Section 5.04.	Signs and Auctions. Incorporated.

Section 5.05.	Indemnity. Incorporated. Add that in the event of any claim against Landlord, Landlord shall provide prompt written notice to Tenant regarding such claim. No claim will be settled without Tenant’s prior written consent.

Section 5.06.	Landlord’s Access. Incorporated.

Section 5.07.	Quiet Possession. Incorporated.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS.

Section 6.01.	Existing Conditions. Incorporated.

Section 6.02.	Exemption of Landlord from Liability. Incorporated.

Section 6.03.	Landlord’s Obligations. Incorporated.

Section 6.04.	Tenant’s Obligations. Incorporated.

Section 6.05.	Alterations, Additions, and Improvements. Change Ten Thousand Dollars ($10,000) to: Twenty thousand dollars ($20,000).

Section 6.06.	Condition upon Termination. Incorporated.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

Section 7.01.	Partial Damage to Property. Incorporated. Add that Landlord’s deductible shall be limited as set forth in Section 4.04(b).

Section 7.02.	Substantial or Total Destruction. Incorporated.

Section 7.03.	Temporary Reduction of Rent. Incorporated.

Section 7.04.	Waiver. Incorporated.

ARTICLE EIGHT:	CONDEMNATION - Change ten (10) days to: twenty (20 days).

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

Section 9.01.	Landlord’s Consent Required. Incorporated.

Section 9.02.	Tenant Affiliate. Incorporated.

Section 9.03.	No Release of Tenant. Incorporated.

Section 9.04.	Offer to Terminate. Incorporated.

Section 9.05	Landlord’s Consent. Incorporated.

Section 9.06.	No Merger. Incorporated.

ARTICLE TEN: DEFAULTS; REMEDIES

Section 10.01.	Covenants and Conditions. Incorporated.

Section 10.02.	Defaults. Change to: (b) If Tenant fails to pay rent or any other charge within five (5) business days from the date when due; after one day’s written notice from Landlord;

Section 10.03.	Remedies. Incorporated.

Section 10.04.	Repayment of “Free” Rent. Incorporated. Add that such repayment of “Free” Rent shall only be due in the event of an early termination of this Lease by Tenant due to Tenant’s breach.

Section 10.05.	Automatic Termination. Incorporated.

Section 10.06.	Cumulative Remedies. Incorporated.

ARTICLE ELEVEN: PROTECTION OF LENDERS

Section 11.01.	Subordination. Incorporated.

Section 11.02.	Attornment. Incorporated.

Section 11.03.	Signing of Documents. Incorporated.

Section 11.04.	Estoppel Certificates. Incorporated.

Section 11.05.	Tenant’s Financial Condition. Incorporated.

ARTICLE TWELVE:	LEGAL COSTS

Section 12.01.	Legal Proceedings. Incorporated.

Section 12.02.	Landlord’s Consent. Incorporated.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

Section 13.01.	Non-Discrimination. Incorporated.

Section 13.02.	Landlord’s Liability; Certain Duties. Incorporated.

Section 13.03.	Severability. Incorporated.

Section 13.04.	Interpretation. Incorporated.

Section 13.05.	Incorporation of Prior Agreements; Modifications. Incorporated.

Section 13.06.	Notices. Incorporated.

Section 13.07	Waivers. Incorporated.

Section 13.08.	No Recordation. Incorporated.

Section 13.09.	Binding Effect; Choice of Law. Incorporated.

Section 13.10.	Corporate Authority; Partnership Authority. Incorporated.

Section 13.11.	Joint and Several Liability. Incorporated.

Section 13.12.	Force Majeure. Incorporated.

Section 13.13.	Execution of Lease. Incorporated.

Section 13.14.	Survival. Incorporated.

ARTICLE FOURTEEN: BROKERS

Section 14.01.	Broker’s Fee. Incorporated.

Section 14.02.	Protection of Brokers. Incorporated.

Section 14.03.	Broker’s Disclosure of Agency. Landlord’s Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord’s Broker acting in this transaction as the agent of Landlord exclusively.

Section 14.04.	No Other Brokers. Incorporated.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO.

Signatures Appear on Next Page

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference to this Lease.

Signed on February 8, 2005.	NATIONAL DISTRIBUTION AGENCY, INC.

At Santa Monica, CA	By:	/s/ Howard S. Alphson
Howard Alphson, Corporate Secretary

	By:	/s/ Thomas B. White
Thomas B. White, President

“LANDLORD”

Signed on February 3, 2005.	WINCUP HOLDINGS, INC.

At Radnor, PA	By:	/s/ Michael V. Valenza
Michael V. Valenza, S.V.P. Finance

	By:	/s/ Ann P. Kelly
Ann P. Kelly, Assistant Treasurer

“TENANT”

BASE RENT SCHEDULE

SUB LEASE RIDER

RIDER NO. 1

This Rider is attached to and made a part of that certain Amendment to Industrial Real Estate Sublease (the “Lease”) dated February 8, 2005, between National Distribution Agency, Inc., a Delaware corporation, as Landlord and WinCup Holdings, Inc., a Delaware corporation, as Tenant, covering the Property constituting a portion of the Premises located at 211 West Cutting Blvd., Richmond, California. The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supercede any inconsistent or conflicting provisions of the Lease.

Section 1.12 Rent and Other Charges Payable by Tenant

This Rider sets forth the Base Rental payable under the Lease for the first and subsequent year.

	Rental Period	Monthly Base Rent
Year 1	March 1, 2005 through March 31, 2005 April 1, 2005 through February 28, 2006	$ $	0.00 51,909.00
Year 2	March 1, 2006 through February 28, 2007		$53,331.00
Year 3	March 1, 2007 through February 29, 2008		$54,753.00
Year 4	March 1, 2008 through February 28, 2009		$56,175.00
Year 5	March 1, 2009 through February 28, 2010		$57,597.00
Year 6	March 1, 2010 through February 28, 2011		$59,020.00
Year 7	March 1, 2011 through February 29, 2012		$60,442.00

Minimum increase in base rental which would be due based on assumed CPI increase of three percent (3%) per annum:

	Rental Period	Monthly Base Rent
Year 8	March 1, 2012 through February 28, 2013	$62,255.00
Year 9	March 1, 2013 through February 28, 2014	$64,123.00
Year 10	March 1, 2014 through January 31, 2015	$66,047.00

Notwithstanding the foregoing, the increased rental for the periods indicated are subject to the actual CPI increase for such periods as set forth in Section 1.12(a) of the Sublease.

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TENANT IMPROVEMENT ALLOWANCE

AND INSTALLATION OF IMPROVEMENTS

SUB LEASE RIDER

RIDER NO. 2

This Rider is attached to and made a part of that certain Amendment to Industrial Real Estate Sublease (the “Lease”) dated February 8, 2005, between National Distribution Agency, Inc., a Delaware corporation, as Landlord and WinCup Holdings, Inc., a Delaware corporation, as Tenant, covering the Property constituting a portion of the Premises located at 211 West Cutting Blvd., Richmond, California. The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supersede any inconsistent or conflicting provisions of the Lease.

The Tenant Improvement Allowance paid for by Landlord shall be amortized by equal monthly payments over the first four (4) years of the Lease, as additional Rent. It is estimated by WinCup Holdings, Inc., that the Tenant Improvements shall not exceed Eighty-one Thousand Five Hundred Dollars and no/100 ($81,500.00). Any excess cost over the amount of $81,500, shall be paid by, and at the sole cost, of Tenant. The financing charge will be seven percent (7%) per annum for the Tenant Improvements provided by Landlord. The type and character of Tenant Improvements, whether paid by Landlord or those at Tenant’s option, shall be subject to approval of plans and specifications, by the Building Department of the City of Richmond, as accepted by Sublessor and submitted to said Building Department.

Tenant has expressed that it does not intend to use the full $81,500 Tenant Improvement Allowance, and intends to use what funds are necessary to modify the space for four (4) to six (6) overhead doors at the Southwest portion of the “Ford” space. The only amount of the Tenant Improvement Allowance amortized as additional Rent to Tenant, shall be the amount of funds used by Tenant.

On or before March 1, 2005 Landlord shall install a floor to ceiling chain link fence between the Property and the remainder of the premises. All costs associated with the fence shall be borne solely by Landlord and shall not constitute the Tenant Improvement Allowance and shall be, subject to the provisions of Section 2.02 of the Lease.

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OPTION TO RENEW

SUB LEASE RIDER

RIDER NO. 3

This Rider is attached to and made a part of that certain Amendment to Industrial Real Estate Sublease (the “Lease”) dated February 8, 2005 between National Distribution Agency, Inc., a Delaware corporation, as Landlord and WinCup Holdings, Inc., a Delaware corporation, as Tenant, covering the Property constituting a portion of the Premises located at 211 West Cutting Blvd., Richmond, California. The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supercede any inconsistent or conflicting provisions of the Lease.

1. Option to Renew Term

Provided Sublessee shall not be in material default of any terms or conditions of the Sublease at the time of the exercise of the particular Option to Extend provided herein, Tenant shall have the right and option to extend the Initial Term for one (1) three (3) year period, herein referred to as the “Extended Term”, ending concurrently with the termination of the Master Lease on January 31, 2015.

Future extended terms shall commence on the day next following the term expiration date for the preceding initial term or extended term, unless sooner terminated as herein provided, and shall terminate on the third anniversary of such extended term commencement date. Tenant may exercise its right to extend the initial term only by giving Landlord written notice of its intention to do so, at least one hundred eighty (180) days prior to the end of the initial term. The Sublease as extended shall be upon, and subject to the terms and conditions set forth herein for the initial term, except for the exclusion of any free rent, and, further, that the rent as defined below shall be as specified in Section 2 hereon. Landlord agrees and covenants that:

(a)	Except for defaults committed by Sublessee, it will not commit or allow to be committed (and if committed, it will timely cure within the periods set forth in the Master Lease), any event which would constitute an event of default under the Master lease, including complying with an order or judgment of any court having jurisdiction, pursuant to a declaratory relief, or similar action whereby the obligation of a matter of performance under the Master Lease, involving, but not limited to compliance with any subsequently enacted ordinances or laws concerning seismic retrofitting and or repair to the Leased Premises, or any portion thereof, is disputed between Master Lessor and Sublessor, and such a court order or judgement determines that the performance in dispute is the obligation of Sublessor under the Master Lease.

(b)	That it will timely exercise its rights to extend the term of the Master Lease so that at all times the remaining term of the Master Lease is at least as long as the remaining term of this Sublease, as the same may be extended by Sublessee from time-to-time.

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2. Personal Option

The Option is personal to the Tenant named in Section 1.03 of the Lease or any Tenant’s Affiliate described in Section 9.02 of this Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under the Lease to an entity other than a Tenant Affiliate prior to the exercise of an Option (whether with or without Landlord’s consent), such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease to an entity other than a Tenant Affiliate after the exercise of any Option but prior to the commencement of the respective Extension (whether with or without Landlord’s consent), such Option and any succeeding Options shall lapse and the Lease Term shall expire as if such Option was not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under the Lease in accordance with Article 9 of the Lease, after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of the Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Option shall lapse.

A. Calculation of Rent

The Base Rent during the Extension shall be determined by the following method:

1.	Cost of Living Adjustment.

Rental Adjustment Date: The first day of the first month of the Lease Extension of the Lease Term.

The Base Rent shall be increased on the date specified in Section A.1 above, (the “Rental Adjustment Date”), (i.e., March 1, 2013) by reference to the index described in Paragraph 1.12(a) of the Sublease, as follows:

The Base Rent in effect immediately prior to the applicable Rental Adjustment Date (the “Comparison Base Rent”), shall be adjusted annually according to the increase in the CPI Index, All Urban Consumers, All Items (1982-84 = 100) for the San Francisco-Oakland-San Jose, Ca. area as of March of the year of adjustment as compared to March of the previous year, with a minimum annual increase of three percent (3%), and a maximum annual increase of five percent (5%).

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HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

LEASE RIDER

RIDER NO. 4

This Rider is attached to and made a part of that certain Lease (the “Lease”) dated February 8, 2005, between National Distribution Agency, Inc., a Delaware corporation, as Landlord and WinCup Holdings, Inc., a Delaware corporation, as Tenant, covering the Property constituting a portion of the Premises located at 211 West Cutting Blvd., Richmond, California. The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supercede any inconsistent or conflicting provisions of the Lease. Notwithstanding anything to the contrary herein, the questions and all information provided in this Hazardous Materials Disclosure Certificate relate solely to the Premises.

Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease with you as Tenant. After a lease is executed by you and landlord (the “lease”), on an annual basis in accordance with the provisions of Section 5.03 of the lease, you are to provide an update to the information initially provided by you in this Certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual Certificate provided by you thereafter will be maintained in confidence by landlord subject to release and disclosure as required by (I) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the Premises, (iii) landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the lease. Any questions regarding this Certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:

National Distribution Agency, Inc.

c/o 528 Arizona Ave., Suite 206

Santa Monica, CA 90401

Attention: Property Manager

Telephone: (310) 451-5227

Name of (Prospective) Tenant:

WINCUP HOLDINGS, INC., a Delaware corporation

Mailing Address:	c/o Radnor Holdings Corporation Radnor Financial Center 150 Radnor Chester Road, Suite A300 Radnor, PA 19087-5292

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Contact Person, Title and Telephone Number(s): Ann P. Kelly, Assistant Treasurer, 610-341-9600

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Mark Musha, 415-886-6007

Address of (Prospective) Premises: 211 W. Cutting Blvd., Richmond, CA

Length of (Prospective) Initial Term: 7 years

1.	General Information:

Describe the initial proposed operations to take place in, on or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

Tenant will continue its existing use of the Premises for storage of inventory consisting of disposable (foam and plastic) food and beverage containers.

2.	Use, Storage and Disposal of Hazardous Materials

2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☒
Chemical Products	Yes ☐	No ☒
Other	Yes ☐	No ☒

If Yes is marked, please explain: ______________________________________________________________________

2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

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3.	Storage Tanks and Sumps

3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes  ☒                    No  ☐

If Yes, please explain: There is a 500 gallon propane storage tank outside the Premises.

4.	Waste Management

4.1 Has your company been issued an EPA Hazardous Waste Generator 1.0. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☐                    No  ☒

If Yes, provide the number(s): ____________________________________________________

4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes  ☐                    No  ☒

If Yes, attach a copy of the most recent report filed.

5.	Wastewater Treatment and Discharge

5.1 Will your company discharge wastewater or other wastes to:

             storm drain?                     sewer?

             surface water?         ☒     no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

_____________________________________________________________________________________________________________

5.2 Will any such wastewater or waste be treated before discharge?

Yes  ☐                    No  ☐

If Yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

_____________________________________________________________________________________________________________

6.	Air Discharges

6.1 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or

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about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐                    No  ☒

If Yes please describe: _________________________________________________

6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (please describe)
Drying oven(s)	☒ No Equipment Requiring Air Permits

If Yes, please describe:______________________________________________________________________

7.	Hazardous Materials Disclosures

7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☐                    No  ☒ but the Fire Department required an Emergency Response Plan, a copy of which is attached.

If Yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations, in on or about the Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes  ☐                    No   ☒

If Yes, please explain:______________________________________________________________________________________________

8.	Enforcement Actions and Complaints

8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have

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been, or are in the process of being, undertaken or if any such requests have been received.

Yes☐                    No☒

If Yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 25(a) of the signed Lease.

_____________________________________________________________________________________________________________

8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes☐                    No☒

If Yes, describe any such lawsuits and attach copies of the complaint(s), cross- complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 5.03(e) of the Lease.

8.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility(ies) with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes☐                    No☒

If Yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

_____________________________________________________________________________________________________________

9.	Permits and Licenses

9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease and will be attached thereto

7

as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 5.03(a) of the Lease; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the HazMat Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such Certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental laws. Tenant further agrees that none of the following described acts or events shall excuse Tenant from its obligations under the Lease or impose on Landlord any liability with respect to Hazardous Materials: (i) the delivery of such Certificate to Landlord and/or landlord’s acceptance of such Certificate, (ii) Landlord’s review and approval of such Certificate, (iii) landlord’s failure to obtain such Certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that landlord and its partners, lenders, agents and representatives may:, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the Term of the Lease, and any renewals thereof.

I, ANN P. KELLY (print name), acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this Certificate is true and correct.

(Prospective) Tenant:

WINCUP HOLDINGS, INC.
a Delaware corporation

By:	/s/ Ann P. Kelly
Name:	Ann P. Kelly
Title:	Assistant Treasurer
Date:	February 4, 2005

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[Exhibit “B” Emergency Action Plans omitted.]

OUTSTANDING ROOF REPLACEMENT OBLIGATION

SUB LEASE RIDER

RIDER NO. 5

This Rider is attached to and made a part of that certain Amendment to Industrial Real Estate Sublease (the “Lease”) dated February 8, 2005, between National Distribution Agency, Inc., a Delaware corporation, as Landlord and WinCup Holdings, Inc., a Delaware corporation, as Tenant, covering the Property constituting a portion of the Premises located at 211 West Cutting Blvd., Richmond, California. The terms used herein shall have the same definitions as set forth in the Lease. The provisions of this Rider shall supercede any inconsistent or conflicting provisions of the Lease.

Upon execution of this Sublease, WinCup shall be relieved of its obligation to pay for the remaining roof replacement cost in the lump sum amount of $235,723.74, as specified in the letter to WinCup and Radnor Holdings Corp. from NDA, dated 8-3-04 and attached hereto as Exhibit “C”.

[Exhibit “C” omitted.]